EXHIBIT 99.7

Certification Pursuant to Section 1350 of Chapter 63 of Title 18
of the United States Code

I, Robert E. Busch, Chief Financial Officer of Public Service Electric and Gas Company, to the best of my knowledge, certify that (i) the Quarterly Report of Public Service Electric and Gas Company on Form 10-Q for the quarter ended March 31, 2003 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Electric and Gas Company.

/s/ Robert E. Busch

May 2, 2003	Robert E. Busch Public Service Electric and Gas Company Chief Financial Officer